EXHIBIT 4.2
                                AMENDMENT NO. ONE
                            TO THE WHOLE FOODS MARKET
                             401(k) RETIREMENT PLAN


         WHEREAS, Whole Foods Market, Inc. ("Employer") adopted the Whole Foods Market 401(k) Retirement Plan ("Plan"), effective as of January 1, 1999, as an amendment and restatement of a profit sharing plan which was originally effective on January 1, 1991;

         WHEREAS, the Employer desires to amend the Plan to, among other things:
(i) change the 15% of compensation limitation for purposes of elective deferrals to an annual limitation, as opposed to a per payroll period limitation; (ii) add certain participating employers; (iii) add certain predecessor employers; (iv) adjust the vesting schedule under the Plan to fully vest certain participants;
(v) freeze contributions and eligibility  effective on or after January 1, 2002;
(vi) exclude from eligibility to participate in the Plan nonresident aliens with no U.S. source income; (vii) eliminate certain optional forms of benefit; and
(viii) comply with the requirements of the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000; and

         WHEREAS, pursuant to Section 12.1 of the Plan, the Employer may amend the Plan.

         NOW, THEREFORE, effective as set forth below, the Plan is amended as follows:

1. Effective January 1, 2001, Plan Section 1.15 is amended to add the following to the end:

         "Effective January 1, 2001, Compensation shall also include amounts excluded from the gross income of a Participant under section 132(f) of the Code."

2. Effective January 1, 2000, Plan Section 1.19 is deleted in its entirety, and the following is substituted in its place:

         "[Reserved]."

3. Effective January 1, 2000, Plan Section 1.21 is deleted in its entirety, and the following is substituted in its place:

         "[Reserved]."

4. Effective January 14, 2000, Plan Section 1.68(a) is deleted in its entirety, and the following is substituted in its place:

         "(a)     Each of the following  Affiliated Employers is a Participating
                  Employer:

                  WHOLE FOOD COMPANY, INC.
                  MRS. GOOCH'S NATURAL FOOD MARKETS, INC.
                  THE SOURDOUGH EUROPEAN BAKERY, INC.
                  WHOLE FOODS MARKET CALIFORNIA, INC.
                  WHOLE FOODS MARKET MIDWEST, INC.
                  WFM BEVERAGE CORP.
                  WHOLE FOODS MARKET SOUTHWEST INVESTMENTS, INC.
                  WHOLE FOODS MARKET SERVICES, INC.
                  WHOLE FOODS MARKET SOUTHWEST, L.P.
                  WHOLE FOODS MARKET GROUP, INC. (effective March 17, 1999) ALLEGRO COFFEE COMPANY, INC. (effective October 1, 1998) WHOLEPEOPLE.COM (effective January 14, 2000)"

5. Effective December 22, 2000, Plan Section 1.68(a) is deleted in its entirety, and the following is substituted in its place:

         "(a)     Each of the following  Affiliated Employers is a Participating
                  Employer:

                  WHOLE FOOD COMPANY, INC.
                  MRS. GOOCH'S NATURAL FOOD MARKETS, INC.
                  THE SOURDOUGH EUROPEAN BAKERY, INC.
                  WHOLE FOODS MARKET CALIFORNIA, INC.
                  WHOLE FOODS MARKET MIDWEST, INC.
                  WFM BEVERAGE CORP.
                  WHOLE FOODS MARKET SOUTHWEST INVESTMENTS, INC.
                  WHOLE FOODS MARKET SERVICES, INC.
                  WHOLE FOODS MARKET SOUTHWEST, L.P.
                  WHOLE FOODS MARKET GROUP, INC. (effective March 17, 1999) ALLEGRO COFFEE COMPANY, INC. (effective October 1, 1998) NATURE SMART, LLC (effective December 22, 2000)"

6. Effective May 15, 2001, Plan Section 1.68(a) is deleted in its entirety, and the following is substituted in its place:

         "(a)     Each of the following  Affiliated Employers is a Participating
                  Employer:

                  WHOLE FOOD COMPANY, INC.
                  MRS. GOOCH'S NATURAL FOOD MARKETS, INC.
                  THE SOURDOUGH EUROPEAN BAKERY, INC.
                  WHOLE FOODS MARKET CALIFORNIA, INC.
                  WHOLE FOODS MARKET MIDWEST, INC.

                  WFM BEVERAGE CORP.
                  WHOLE FOODS MARKET SOUTHWEST INVESTMENTS, INC.
                  WHOLE FOODS MARKET SERVICES, INC.
                  WHOLE FOODS MARKET SOUTHWEST, L.P.
                  WHOLE FOODS MARKET GROUP, INC. (effective March 17, 1999) ALLEGRO COFFEE COMPANY, INC. (effective October 1, 1998)"

7. Effective April 1, 1999, Plan Section 1.72 is deleted in its entirety, and the following is substituted in its place:

         "1.72    Predecessor Employer:
                  --------------------
                  Each of the following employers is a Predecessor Employer:

                  ZEUS ENTERPRISES dba H&M NATURAL GROCERY
                  TEXAS HEALTH DISTRIBUTORS
                  CANA FOODS, INC.
                  BREAD OF LIFE CAMPBELL, INC.
                  BREAD OF LIFE CUPERTINO, INC.
                  UNICORN, LTD.
                  OAKSTREET MARKET, INC.
                  FRESH FIELDS MARKETS, INC. (effective August 30, 1996) ORGANIC MERCHANTS, INC. (effective January 1, 1998) AMRION, INC. (effective October 1, 1998)
                  ALLEGRO COFFEE COMPANY, INC. (effective October 1, 1998) NATURE'S HEARTLAND, INC. (effective April 1, 1999)"

8. Effective January 17, 2000, Plan Section 1.72 is deleted in its entirety, and the following is substituted in its place:

         "1.72    Predecessor Employer:
                  --------------------
                  Each of the following employers is a Predecessor Employer:

                  ZEUS ENTERPRISES dba H&M NATURAL GROCERY
                  TEXAS HEALTH DISTRIBUTORS
                  CANA FOODS, INC.
                  BREAD OF LIFE CAMPBELL, INC.
                  BREAD OF LIFE CUPERTINO, INC.
                  UNICORN, LTD.
                  OAKSTREET MARKET, INC.
                  FRESH FIELDS MARKETS, INC. (effective August 30, 1996)
                  ORGANIC MERCHANTS, INC. (effective January 1, 1998)
                  AMRION, INC. (effective October 1, 1998)
                  ALLEGRO COFFEE COMPANY, INC. (effective October 1, 1998) NATURE'S HEARTLAND, INC. (effective April 1, 1999)
                  NATURAL ABILITIES, INC., d/b/a FOOD FOR THOUGHT, (effective January 17, 2000)"

9. Effective January 1, 2000, Plan Section 1.84 is deleted in its entirety, and the following is substituted in its place:

         "[Reserved]."

10. Effective October 1, 1998, Plan Section 1.96 is deleted in its entirety, and the following is substituted in its place:

         "1.96    Vested Percentage:
                  -----------------
                  100% of each of the following accounts: Employer Profit Sharing Contribution Account, Employer Matching Contribution Account, Employer Qualified Matching Contribution Account, Employer Qualified Non-Elective Contribution Account, Employee Elective Deferral Account, and Employee Rollover/Transfer Account."

11. Effective January 1, 1999, Plan Section 1.97 is deleted in its entirety, and the following is substituted in its place:

         "1.97    Year of Service:
                  ---------------
                  Except where specifically excluded under this section, all of an Employee's Years of Service shall be taken into account for eligibility and vesting purposes, including: (1) Years of Service with a Predecessor Employer described in Section 1.72; (2) Years of Service with an employer who was not described in Section 1.72, but for whom the Employer or Participating Employer is obligated to grant past service credit due to: (i) the provisions of a purchase agreement executed by the Employer or Participating Employer; or (ii) resolutions adopted by such Employer's or Participating Employer's board of directors; (3) Years of Service for employment with an Affiliated Employer; and (4) Years of Service for an employee required under section 414(n) or 414(o) of the Code to be considered an employee of any employer aggregated with the Employer pursuant to section 414(b),
         (c), or (m) of the Code."

12. Effective December 31, 2001, Plan Section 2.1(a) is deleted in its entirety, and the following is substituted in its place:

         "(a) Eligibility to participate in the Plan is extended to all Employees of the Employer and all Employees of Participating Employers who have satisfied the minimum age and service requirements set out in section 2.1(b) or 2.1(c) below; provided, however, that notwithstanding any provision of this Plan to the contrary, effective on and after January 1, 2002, Employees who are not Participants shall not be eligible to participate in the Plan."

13. Effective January 1, 1999, Plan Section 2.1 is amended by adding the following new subsection to the end:

         "(e) Notwithstanding any provision of this Plan to the contrary, any Employee who is a nonresident alien who does not receive earned income (within the meaning of Code section 911(d)(2)) from the Employer or a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) is not eligible to participate in the Plan."

14. Effective as of January 1, 2001, the last sentence of Plan Section 3.1(a) is deleted in its entirety, and the following is substituted in its place:

         "In no event may any Participant make Employee Elective Deferrals in excess of 15% of Compensation for any Plan Year."

15. Effective December 31, 2001, the following new subsection is added to the end of Plan Section 3.1:

         "(e) Notwithstanding any other provision of this Plan to the contrary, effective on and after January 1, 2002, no Employee Elective Deferrals may be made to this Plan."

16. Effective December 31, 2001, the following new subsection is added to the end of Plan Section 3.2:

         "(c) Notwithstanding any other provision of this Plan to the contrary, effective on and after January 1, 2002, no Employer Matching
         Contributions may be made to this Plan to match Employee Elective Deferrals contributed for a Plan Year beginning after December 31, 2001."

17. Effective December 31, 2001, the following new subsection is added to the end of Plan Section 3.3:

         "(c) Notwithstanding any other provision of this Plan to the contrary, effective on and after January 1, 2002, no Employer Profit Sharing Contributions may be made to this Plan."

18. Effective October 1, 1998, Plan Section 6.1 is amended to add "Employer Profit Sharing Contribution Account, Employer Matching Contribution Account" after "Employee Rollover/Transfer Account," in the first sentence of existing Section 6.1.

19. Effective October 1, 1998, Plan Section 6.2(c) is deleted in its entirety, and the following is substituted in its place:

         "[Reserved]."

20. Effective January 1, 2001, Plan Section 7.5(a) is deleted in its entirety, and the following is substituted in its place:

         "(a) Subject to any applicable joint and survivor annuity requirements, the requirements of this section 7.5 shall apply to any distribution of a Participant's Account and will take precedence over any inconsistent provisions of this Plan. All distributions required under such sections shall be determined and made in accordance with the proposed regulations under section 401(a)(9) of the Code, including the minimum incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations. Notwithstanding any other Plan provision to the contrary, however, with respect to distributions made on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations thereunder that were proposed on January 17, 2001. This provision shall continue in effect until the last day of the last calendar year beginning before the effective date of final regulations under Code section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service."

21. Effective January 1, 1999, Plan Section 7.12(b)(1) is deleted in its entirety, and the following is substituted in its place:

         "(1) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any distribution made pursuant to the provisions of Plan Section 7.10; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities)."

22. Effective October 1, 1998, Plan Section 8.3(a) is amended by adding the following to the end:

         "Notwithstanding any other provision in this Section 8.3 to the contrary, effective October 1, 1998, for any Plan Year in which this is a Top-Heavy Plan, a Participant shall be 100% vested in his or her account."

23. Effective January 1, 2000, Plan Section 8.4 is deleted in its entirety, and it is not replaced.

24. Effective January 1, 1999, Plan Section 9.2(b) is amended by adding the following to the end:

         "Benefits under this Plan will be paid only if the Administrator decides in his discretion that the applicant is entitled to them."

25. Effective January 1, 1999, Plan Section 13.5 is amended by adding the following to the end:

         "All of the provisions of this Section 13.5 are subject to: (i) the requirements of Sections 7.1, 7.2, and 7.3; (ii) the withholding of any applicable taxes; and (iii) effective for distributions occurring on or after August 5, 1997, assignments permitted by Code section 401(a)(13)."


         IN WITNESS WHEREOF, Whole Foods Market, Inc. has executed this Amendment the 31st day of December, 2001.


                            WHOLE FOODS MARKET, INC.



                            By: /s/
                               --------------------------------

                               Its: ________________________